CONTENTS

Proforma Consolidated Balance Sheet at December 31, 2008

Proforma Consolidated Statement of Operations for the year ended December 31, 2008

Proforma Consolidated Balance Sheet at March 31, 2009

Proforma Consolidated Statement of Operations for the three months ended March 31, 2009

UNAUDITED PROFORMA FINANCIAL INFORMATION

As a result of the Share Exchange, Audiostocks, Inc. changed its name to Shrink Nanotechnologies, Inc. As the name change went into effect on May 14, 2009, references in these financial statements are to “Shrink Nanotechnologies, Inc.”

The following unaudited pro forma combined balance sheet as of December 31, 2008 combines the audited historical balance sheet of Shrink Nanotechnologies, Inc. as of December 31, 2008, and the audited historical balance sheet of Shrink Technologies, Inc., a  recently acquired California company, as of December 31, 2008. The following unaudited pro forma combined balance sheet as of March 31, 2009 includes the unaudited historical balance sheet of Shrink Nanotechnologies. as of March 31, 2009 and Shrink Technologies, Inc. The following unaudited pro forma combined statement of operations for the year ended December 31, 2008 combines the audited historical statement of operations of Shrink Nanotechnologies, Inc. for the year ended December 31, 2008, and Shrink Technologies, Inc. for the year ended December 31, 2008, giving effect to the merger as if it had been consummated at the beginning of the period presented. The following unaudited pro forma combined statement of operations for the three months ended March 31, 2009 includes the unaudited historical statement of operations of Shrink Nanotechnologies, Inc. and Shrink Technologies, Inc. for the three months ended March 31, 2009.

The unaudited pro forma combined financial information should be read in conjunction with the audited historical financial statements and related notes of Shrink Nanotechnologies, Inc. which are incorporated by reference into this 8-K and the audited historical financial statements and related notes of Shrink Technologies, Inc. which are included as an exhibit in this 8-K

The unaudited pro forma combined financial information excludes costs associated with the integration and consolidation of the companies.

This unaudited pro forma combined financial information is not necessarily indicative of the operating results and financial position that might have been achieved had the merger occurred as of the beginning of the earliest period presented, nor are they necessarily indicative of operating results and financial position which may occur in the future.

SHRINK NANOTECHNOLOGIES, INC & SHRINK TECHNOLOGIES, INC
PRO FORMA CONSOLIDATED - BALANCE SHEETS
December 31, 2008
(UNAUDITED)

	SHRINK	SHRINK
	NANOTECHNOLOGIES	TECHNOLOGIES,	CONSOLIDATED
ASSETS	INC.	INC.

Current Assets
Cash	$ 4,389	$ 37,939	$ 42,328
Total Current Assets	4,389	37,939	42,328

Fixed Assets
Property, Plant and Equipment, appraised value	213,969	-	213,969
Less: Accumulated Depreciation	(48,403)	-	(48,403)
Total Fixed Assets	165,566	-	165,566

TOTAL ASSETS	$ 169,955	$ 37,939	$ 207,894

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts Payable	$ 2,085	$ 35,338	$ 37,423
Due to Related Party	7,457	-	7,457
Taxes Payable	14,744	-	14,744
Accrued Interest on Notes	2,500	-	2,500
Convertible Notes	50,000	45,547	95,547
Total Current Liabilities	76,786	80,885	157,671

Long term liabilities
Convertible Notes		45,547	45,547
Total Long term liabilities	-	45,547	45,547

TOTAL LIABILITIES	76,786	126,432	203,218

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	4,000	-	4,000
Common stock	19,376	-	19,376
Additional paid-in captial	4,512,365	-	4,512,365
Deficit accumulated during the development stage	(4,442,572)	(88,493)	(4,531,065)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	93,169	(88,493)	4,676

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 169,955	$ 37,939	$ 207,894

SHRINK NANOTECHNOLOGIES, INC & SHRINK TECHNOLOGIES, INC
PROFORMA CONSLIDATED - STATEMENTS OF OPERATIONS
For the year ended December 31, 2008
(UNAUDITED)

SHRINK	SHRINK
NANOTECHNOLOGIES	TECHNOLOGIES,	CONSOLIDATED
INC.	INC.

Revenues
Net revenues	$ -	$ -	$ -
Total revenues	-	-	-

Expenses
General and administrative	22,571	88,493	111,064
Stock based compensation	1,218,722	-	1,218,722
Depreciation, depletion, and amortization	42,534	-	42,534
Total operating expenses	1,283,827	88,493	1,372,320

Other Income (Expense)
Interest income	30	-	30
Interest expense	(44,787)	-	(44,787)
Total Other Income (Expense)	(44,757)	-	(44,757)

Loss from Continuing Operations	(1,328,584)	(88,493)	(1,417,077)

Discontinued Operations
Gain on sale of Audiostocks.com division	(2,641,226)	-	(2,641,226)
Loss from discontinued Audiostocks.com division	(453,816)	-	(453,816)

Income (Loss) from Discontinued Audiostocks.com Operations	(3,095,042)	-	(3,095,042)

Income (Loss) Before Income Taxes	(4,423,626)	(88,493)	(4,512,119)

Provision for Income Taxes	-	-	-

Net Income (Loss)	$ (4,423,626)	$ (88,493)	$ (4,512,119)

Net income (loss) per common share	$ (0.25)	$ (884.93)	$ (0.25)

Net income (loss) per common share - diluted	$ (0.25)	$ (884.93)	$ (0.25)

Weighted average common and common equivalent shares outstanding
Basic	17,950,291	100	17,950,391
Diluted	17,950,291	100	17,950,391
SHRINK NANOTECHNOLOGIES, INC & SHRINK TECHNOLOGIES, INC
PRO FORMA CONSOLIDATED - BALANCE SHEETS
March 31, 2009
(UNAUDITED)

SHRINK	SHRINK
NANOTECHNOLOGIES	TECHNOLOGIES,	CONSOLIDATED
ASSETS	INC.	INC.

Current Assets
Cash	$ 558	$ 1,172	$ 1,730
Accounts Receivables - Related Party	2,293	-	2,293
Total Current Assets	2,851	1,172	4,023

Fixed Assets
Property, Plant and Equipment, appraised value	213,969	4,340	218,309
Less: Accumulated Depreciation	(58,943)	-	(58,943)
Total Fixed Assets	155,026	4,340	159,366

TOTAL ASSETS	$ 157,877	$ 5,512	$ 163,389

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts Payable	$ 13,179	$ 60,723	$ 73,902
Due to Related Party	-	7,500	7,500
Taxes Payable	14,744	-	14,744
Stock to be Issued	10,000	-	10,000
Accrued Interest on Notes	3,750	3,796	7,546
Convertible Notes	131,963	101,094	233,057
Total Current Liabilities	173,636	173,113	346,749

TOTAL LIABILITIES	173,636	173,113	346,749

STOCKHOLDERS' DEFICIT
Preferred stock	4,000	-	4,000
Common stock	23,001	-	23,001
Additional paid-in captial	7,227,406	(167,601)	7,059,805
Deficit accumulated during the development stage	(7,270,166)	-	(7,270,166)
TOTAL STOCKHOLDERS' DEFICIT	(15,759)	(167,601)	(183,360)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 157,877	$ 5,512	$ 163,389

SHRINK NANOTECHNOLOGIES, INC & SHRINK TECHNOLOGIES, INC
PROFORMA CONSLIDATED - STATEMENTS OF OPERATIONS
For the three months ended March 31, 2009
(UNAUDITED)

	SHRINK	SHRINK
	NANOTECHNOLOGIES	TECHNOLOGIES,	CONSOLIDATED
	INC.	INC.

Revenues
Net revenues	$ -	$ -	$ -
Total revenues	-	-	-

Expenses
General and administrative	6,289	75,312	81,601
Depreciation, depletion, and amortization	10,539	-	10,539
Total operating expenses	16,828	75,312	92,140

Other Income (Expense)
Interest expense	(1,250)	(3,796)	(5,046)
Total Other Income (Expense)	(1,250)	(3,796)	-

Loss from Continuing Operations	(18,078)	(79,108)	(92,140)

Discontinued Operations
Loss from discontinued Audiostocks.com division	(90,850)	-	(90,850)

Income (Loss) from Discontinued Audiostocks.com Operations	(90,850)	-	(90,850)

Income (Loss) Before Income Taxes	(108,928)	(79,108)	(182,990)

Provision for Income Taxes	-	-	-

Net Income (Loss)	$ (108,928)	$ (79,108)	$ (182,990)

Net income (loss) per common share	$ (0.00)	$ (791.08)	$ (0.01)

Net income (loss) per common share - diluted	$ (0.00)	$ (791.08)	$ (0.01)

Weighted average common and common equivalent shares outstanding
Basic	22,195,444	100	22,195,544
Diluted	22,195,444	100	22,195,544